News Release

General Inquiries:  (877) 847-0008
www.sanchezmidstream.com

Sanchez Midstream Partners Closes Sale of Its

Remaining Operated Oklahoma Production Assets

HOUSTON--(GLOBE NEWSWIRE)--July 17, 2017--Sanchez Midstream Partners LP (NYSE MKT: SNMP) (“SNMP” or the “Partnership”) today announced that the Partnership has closed the sale of its remaining operated production assets, which are located in Oklahoma.

“The sale of our remaining operated production assets further reduces our exposure to a price-sensitive revenue stream and is consistent with our strategy of focusing on stable, fee-based midstream activities,” said Gerry Willinger, Chief Executive Officer of the general partner of SNMP.  “These Oklahoma production assets were initially offered for sale in March 2015 and are considered non-core to the business of SNMP.  Since we previously announced plans to sell the assets, they have been excluded from the reserves used to determine the borrowing base under our credit facility.  While we anticipate that the sale will have no impact on our borrowing base, we expect to use the proceeds from the sale to reduce debt outstanding under our credit facility.  The reduction in debt, together with lower overhead associated with operating the properties, improves our liquidity position at a time when the key components of our South Texas midstream strategy are coming together to create value for our unitholders.  These projects include our wholly-owned Seco Pipeline, which is expected to provide dry gas takeaway capacity from the Raptor Gas Processing Facility to premium natural gas markets in South Texas beginning later this month.”

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About the Partnership

Sanchez Midstream Partners LP (NYSE MKT: SNMP) is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy related assets. The Partnership has ownership stakes in oil and natural gas gathering systems, natural gas pipelines, and a natural gas processing facility, all located in the Western Eagle Ford in South Texas.  For more information on the Partnership, please visit our website: www.sanchezmidstream.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are considered forward–looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  All statements, other than statements of historical fact, included in this press release are forward-looking statements.  Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

Sanchez Midstream Partners GP LLC

(877) 847-0009

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